Exhibit 10.15

Execution Version

SECOND AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 5, 2014

Among

PARSLEY ENERGY, L.P.,

as Borrower,

PARSLEY ENERGY MANAGEMENT, LLC,

as General Partner,

PARSLEY ENERGY, LLC,

as Parent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

BMO HARRIS BANK, N.A.,

as Documentation Agent,

and

The Lenders Party Thereto

WELLS FARGO SECURITIES, LLC

Sole Lead Arranger and Sole Bookrunner

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) dated as of February 5, 2014, is among Parsley Energy, L.P., a limited partnership duly formed and existing under the laws of the state of Texas (the “Borrower”); Parsley Energy Management, LLC, a Texas limited liability company (the “General Partner”); Parsley Energy, LLC, a Delaware limited liability company (the “Parent”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the General Partner and the Parent, the “Obligors”); each of the Lenders from time to time party hereto; Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); JPMorgan Chase Bank, N.A., as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”); and BMO Harris Bank, N.A., as documentation agent for the Lenders (in such capacity, together with its successors in such capacity, the “Documentation Agent”).

R E C I T A L S

A. The Borrower, the General Partner, the Parent, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 21, 2013 (as amended by the First Amendment to Credit Agreement dated December 20, 2013, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions of the Second Amendment.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment (unless otherwise indicated). Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02 – Certain Defined Terms.

(a) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Finance Co.” means Parsley Finance Corp., a Delaware corporation.

“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement, dated as of February 5, 2014, among the Borrower, the General Partner, the Parent, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning given such term in the Second Amendment.

“Senior Indenture” means, collectively or individually, as the context requires, any indenture or other agreement among the Parent and Finance Co., as co-issuers, the subsidiary guarantors party thereto, and the trustee named therein, pursuant to which the Senior Notes are issued, as the same may from time to time be amended, modified, supplemented or restated to the extent permitted by Section 9.04(b).

“Senior Notes” means any unsecured senior or unsecured senior subordinated Debt securities (whether registered or privately placed) issued or incurred by the Parent and Finance Co., as co-issuers, pursuant to the Senior Indenture, as the same may from time to time be amended, modified, supplemented or restated to the extent permitted by Section 9.04(b).

“Senior Notes Documents” means the Senior Notes and the Senior Indenture, in each case, as the same may from time to time be amended, modified, supplemented or restated to the extent permitted by Section 9.04(b).

(b) The definition of “Change in Control” is hereby amended by (i) deleting the phrase “, (B) Liens created under the Second Lien Term Loan Documents” wherever it appears therein, (iii) by replacing “(C)” with “(B)” wherever “(C)” appears therein and (iii) deleting the parenthetical “(except for (i) Liens created under the Loan Documents, (ii) Liens created under the Second Lien Term Loan Documents and (iii) non-consensual Liens permitted by Section 9.03 to the extent arising by operation of law)” and replacing such parenthetical with “(except for (i) Liens created under the Loan Documents and (ii) non-consensual Liens permitted by Section 9.03 to the extent arising by operation of law).

(c) The following definitions are hereby amended and restated in their entirety to read as follows:

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments and the Fee Letter.

“Maturity Date” means September 10, 2018.

“Permitted Refinancing Debt” means unsecured senior or unsecured senior subordinated Debt or Debt securities (whether registered or privately placed), issued or incurred by the Parent and Finance Co. pursuant to Permitted Refinancing Documents (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of the Senior Notes (the “Refinanced Debt”) or all of the Refinanced Debt; provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Senior Notes or the aggregate principal amount then outstanding of the Refinanced Debt, as the case may be, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt does not have any scheduled principal amortization prior to the date which is ninety-one (91) days after the Maturity Date as in effect on the date such new Debt is incurred; (c) such new Debt does not mature sooner than the date which is ninety-one (91) days after the Maturity Date as in effect on the date such new Debt is incurred; (d) such new Debt does not add scheduled recurring fees or add call or prepayment premiums or shorten any period for the payment of interest; (e) no Subsidiary or other Person is required to guarantee such new Debt unless such Subsidiary or other Person has guaranteed the Obligations pursuant to the Guaranty Agreement; (f) if such new Debt is senior subordinated Debt, such Debt is expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (g) such new Debt and any guarantees thereof are on terms, taken as a whole, not materially less favorable to the Parent and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Parent; (h) the financing documentation entered into by the Parent and Finance Co., each of their Subsidiaries and the other Loan Parties in connection therewith shall constitute Permitted Refinancing Documents; (i) such new Debt does not have any mandatory prepayment, redemption, defeasance, tender, sinking fund or repurchase provisions (other than customary change of control or asset tender offer provisions, in each case, to the extent required to be applied first to the Obligations); (j) such new Debt shall not require the payment of a consent fee (howsoever described) in excess of two percent (2%) per annum of the outstanding principal amount of the new Debt; and (k) such new Debt is not redeemable at the option of the holder thereof prior to the date which is ninety-one (91) days after the Maturity Date as in effect on the date such new Debt is incurred.

“Permitted Refinancing Documents” means any financing documentation which replaces the Senior Notes, the Refinanced Debt Agreement, the Senior Notes Documents or the Refinanced Debt Documents, pursuant to which the outstanding Senior Notes or the Refinanced Debt is refinanced in its entirety by the incurrence of Permitted Refinancing Debt, as the same may be amended, modified or supplemented in accordance with Section 9.04(b).

(d) The following definitions are hereby deleted in their entirety: “Intercreditor Agreement,” “Second Lien Administrative Agent,” “Second Lien Lenders,” “Second Lien Notes,” Second Lien Term Debt,” “Second Lien Term Loan Documents,” “Tranche A Loans” and Tranche B Loans”.

2.2 Amendment to Section 2.07(f). Section 2.07(f) is hereby amended and restated in its entirety to read as follows:

(f) Reduction of Borrowing Base Upon Issuance of Certain Senior Notes and Permitted Refinancing Debt. Notwithstanding anything to the contrary contained herein, if the Parent or Finance Co. incurs (i) any Senior Notes in reliance on Section 9.02(f) in an aggregate principal amount in excess of $190,000,000 or (ii) any Permitted Refinancing Debt in reliance on Section 9.02(g) in a principal amount in excess of the aggregate principal amount of Senior Notes or Refinanced Debt refinanced with such Permitted Refinancing Debt, then the Borrowing Base then in effect shall be reduced immediately upon the date of such incurrence by an amount equal to the product of 0.25 multiplied by an amount equal to the stated principal amount of such excess Senior Notes or excess Permitted Refinancing Debt incurred. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder. For purposes of this Section 2.07(f), if any such Debt is issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount.

2.3 Amendment to Section 3.04(c)(iv). Section 3.04(c)(iv) is hereby amended by replacing the words “Second Lien Term Debt” therein with the words “Senior Notes”.

2.4 Amendment to Section 7.13. Section 7.13 is hereby amended by deleting therefrom the phrase “, the Second Lien Term Loan Documents and the Permitted Refinancing Documents”.

2.5 Amendment to Section 8.01(i). Section 8.01(i) is hereby amended and restated in its entirety to read as follows:

(i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, material report or material notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement (including, without limitation, the Senior Notes Documents and the Permitted Refinancing Documents), other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

2.6 Amendment to Section 8.01(o). Section 8.01(o) is hereby amended by replacing the words “Second Lien Term Loan Documents” with the words “Senior Notes Documents”.

2.7 Amendment to Section 8.01(p). Section 8.01(p) is hereby amended and restated in its entirety to read as follows:

(p) Notice of Senior Notes Issuance. Other than the Senior Notes issued on the Second Amendment Effective Date, written notice at least (5) days prior to the offering of any Senior Notes incurred in reliance on Section 9.02(f), the amount thereof and the anticipated date of closing and a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any) and any other material documents relating to such offering of Senior Notes.

2.8 Amendment to Section 8.13. Section 8.13 is hereby amended by (i) amending subsection (d) thereof to delete therefrom the words “and subject to the terms of the Intercreditor Agreement,” and (ii) amending and restating subsection (c) thereof to read as follows:

(c) [Reserved].

2.9 Amendment to Section 9.01(b). Section 9.01(b) is hereby amended by deleting therefrom the phrase “and the Second Lien Term Loan Agreement”.

2.10 Amendment to Section 9.01(c). Section 9.01(c) is hereby deleted in its entirety.

2.11 Amendment to Section 9.02(f). Section 9.02(f) is hereby amended and restated in its entirety to read as follows:

(f) unsecured Senior Notes and any guarantees thereof, the principal amount of which does not exceed in the aggregate, at the time any such Debt is incurred, an amount equal to the product of two (2) multiplied by the Borrowing Base then in effect (prior to giving effect to any reduction of the Borrowing Base pursuant to clause (x) below); provided that: (i) the Borrower shall have complied with Section 8.01(p); (ii) such Senior Notes do not have any scheduled principal amortization; (iii) such Senior Notes do not mature sooner than the date which is ninety-one (91) days after the Maturity Date; (iv) both before and immediately after giving effect to the incurrence of any such Debt, no Default, Event of Default or Borrowing Base Deficiency exists or would exist after giving effect to any concurrent repayment of Debt with the proceeds of such incurrence, if any); (v) the net cash proceeds from the issuance of Senior Notes on the Second Amendment Effective Date shall be used first to prepay in full all Debt outstanding under the Second Lien Term Loan Agreement and to prepay Loans (and cash collateralize Letters of Credit, if necessary) to eliminate any Borrowing Base Deficiency, and any excess net cash proceeds from such issuance, after giving effect to such prepayment, and any other net cash proceeds of the issuance of any other Senior Notes, shall be used to provide working capital for lease acquisitions, for exploration and production operations and for development (including the drilling and completion of producing wells), for acquisitions and Investments permitted hereunder and for funding general corporate purposes; (vi) such Senior Notes do not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Obligations; (vii) such Senior Notes and any guarantees thereof are on terms, taken as a whole, not materially less favorable to the Parent and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Parent; (viii) if such Senior Notes are senior subordinated Debt, such Senior Notes are expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent; (ix) no Subsidiary is required to guarantee the Senior Notes unless such Subsidiary has guaranteed the Obligations pursuant to the Guaranty Agreement; and (x) the Borrowing Base then in effect shall be adjusted to the extent required by Section 2.07(f) and the Borrower shall make any prepayment required by Section 3.04(c)(iii); for purposes of clarification, any Senior Notes incurred under this Section 9.02(f) which is repaid may not be reborrowed under this Section 9.02(f);

2.12 Amendment to Section 9.02(g). Section 9.02(g) is hereby amended and restated in its entirety to read as follows:

(g) Permitted Refinancing Debt and any guarantees thereof, the proceeds of which shall be used concurrently with the incurrence thereof to refinance the outstanding Senior Notes permitted under Section 9.02(f) or to refinance the outstanding Refinanced Debt, as the case may be; provided that (i) the Borrower shall have complied with Section 8.01(r); (ii) the Borrower shall have furnished to the Administrative Agent and the Lenders copies of the final executed versions of the definitive documents therefor, (iii) both before and immediately after giving effect to the incurrence of such Permitted Refinancing Debt (and any concurrent repayment of Senior Notes or Refinanced Debt, as the case may be, with the proceeds of such incurrence), no Default or Event of Default shall occur and be continuing or would result therefrom, and (iv) the Borrowing Base then in effect shall be adjusted to the extent required by Section 2.07(f), and the Borrower shall make any prepayment required by Section 3.04(c)(iii); for purposes of clarification, any Permitted Refinancing Debt incurred under this Section 9.02(g) which is repaid may not be reborrowed under this Section 9.02(g); and

2.13 Amendment to Section 9.03(e). Section 9.03(e) is hereby amended and restated in its entirety to read as follows:

(e) [Reserved].

2.14 Amendment to Section 9.04(b). Section 9.04(b) is hereby amended and restated in its entirety to read as follows:

(b) Redemption of Senior Notes and Amendment to Terms of Senior Notes and Permitted Refinancing Documents. Each of the Parent and the Borrower will not, and will not permit any of its Subsidiaries (including Finance Co.) to: (a) prior to the date that is ninety-one (91) days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Senior Notes or any Permitted Refinancing Debt; provided that, so long as no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Parent and Finance Co. may optionally prepay the Senior Notes or the Refinanced Debt with the proceeds of Permitted Refinancing Debt; or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes, any other Senior Notes Document, any Permitted Refinancing Debt or any Permitted Refinancing Documents related thereto if (A) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or (B) such action requires the payment of a consent fee (howsoever described); provided that the foregoing shall not prohibit the execution of supplemental indentures associated with the issuance of additional Senior Notes to the extent permitted by Section 9.02(f) or the execution of supplemental indentures to add guarantors if required by the terms of the Senior Indenture or Permitted Refinancing Documents, provided such Person complies with Section 8.13(b) or (C) with respect to any Senior Notes or Permitted Refinancing Debt that is subordinated to the Obligations or any other Debt, designate any such Debt (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any Senior Notes Document or any Permitted Refinancing Document related to such Permitted Refinancing Debt that is subordinated to the Obligations or any other Debt.

2.15 Amendment to Section 9.16. Section 9.16 is hereby amended by deleting therefrom the phrase “, the Second Lien Term Loan Documents and the Permitted Refinancing Documents”.

2.16 Amendment to Section 9.19. Section 9.19 is hereby amended by (i) replacing the words “Second Lien Term Loan Documents” with the words “Senior Notes Documents” and (ii) adding the following to the end thereof:

The Parent shall not at any time permit Finance Co. to (i) incur, directly or indirectly, any Debt, Disqualified Capital Stock or other obligation or liability whatsoever other than the Debt that it was formed to co-issue or co-borrow or for which it otherwise serves as co-issuer or co-borrower; (ii) engage in any business, activity or transaction or own any Property, assets or Equity Interests other than (A) performing its obligations and activities incidental to the co-issuance or co-borrowing of the Debt that it was formed to co-issue or co-borrow or for which it otherwise serves as co-issuer or co-borrower, and (B) other activities incidental to the maintenance of its existence, including legal, Tax and accounting administration; (iii) consolidate with or merge with or into any Person; or (iv) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. The Parent shall at all times cause Finance Co. to be a wholly-owned Subsidiary of the Parent.

2.17 Amendment to Section 10.01. Section 10.01 is hereby amended by deleting therefrom subsection (p) and subsection (q) in their entirety.

2.18 Amendment to Section 12.19. Section 12.19 is hereby amended and restated in its entirety to read as follows:

Section 12.19 [Reserved].

Section 3. Conditions of Effectiveness. This Second Amendment will become effective on the date on which each of the following conditions precedent are satisfied or waived (the “Second Amendment Effective Date”):

(a) The Administrative Agent shall have received from the Borrower, the General Partner, the Parent, each other Obligor and the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.

(b) The Administrative Agent shall have received a certificate of a Responsible Officer, certifying that the Parent and Finance Co. are concurrently issuing Senior Notes under the Senior Indenture in an amount equal to $400,000,000, and the net cash proceeds therefrom are being applied concurrently with such issuance to prepay all Debt outstanding under the Second Lien Term Loan Agreement and prepay Loans (and cash collateralize Letters of Credit, if necessary) to eliminate any Borrowing Base Deficiency.

(c) The Administrative Agent and the Lenders shall have received, and be satisfied with the terms of, a copy of the preliminary offering memorandum, the final offering memorandum and any other material documents relating to the offering of Senior Notes on the Second Amendment Effective Date.

(d) The Administrative Agent shall have received a “pay-off” letter in form and substance reasonably satisfactory to the Administrative Agent with respect to all Debt outstanding under the Second Lien Term Loan Agreement evidencing that all commitments to make any extension of credit under the Second Lien Term Loan Agreement shall have been terminated contemporaneously with the Second Amendment Effective Date and all amounts thereunder shall have been paid in full contemporaneously with the Second Amendment Effective Date; with all liens and surety obligations in favor of the Second Lien Administrative Agent and the Second Lien Lenders thereunder being unconditionally released, subject only to the filing of applicable terminations, releases or assignments.

(e) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

(f) No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

(g) The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming compliance with the conditions set forth in this Section 3 or the waiver of such conditions as agreed to by the Lenders. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

(a) Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

(b) Ratification and Affirmation; Representations and Warranties. Each Obligor hereby: (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; (c) agrees that from and after the Second Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Second Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c) Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

(d) NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

(e) GOVERNING LAW. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

(f) Loan Document. This Second Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

(g) Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

(h) Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:	PARSLEY ENERGY, L.P.

	By:	PARSLEY ENERGY MANAGEMENT, LLC,
its general partner

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

GENERAL PARTNER:	PARSLEY ENERGY MANAGEMENT, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

PARENT:	PARSLEY ENERGY, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

GUARANTOR:	PARSLEY ENERGY OPERATIONS, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	Manager

GUARANTOR:	PARSLEY ENERGY AVIATION, LLC

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	Manager

[Second Amendment Signature Page]

GUARANTOR:	PARSLEY ENERGY, INC.

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

GUARANTOR:	PARSLEY FINANCE CORP.

	By:	/s/ Bryan Sheffield
	Name:	Bryan Sheffield
	Title:	President

[Second Amendment Signature Page]

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Greg Smothers
	Name:	Greg Smothers
	Title:	Director

[Second Amendment Signature Page]

SYNDICATION AGENT AND LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Mark E. Olson
	Name:	Mark E. Olson
	Title:	Authorized Officer

[Second Amendment Signature Page]

DOCUMENTATION AGENT AND LENDER:	BMO HARRIS BANK, N.A.

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Managing Director

[Second Amendment Signature Page]

LENDER:	MORGAN STANLEY BANK, N.A.

	By:	/s/ Dmitriy Barskiy
Name: Dmitriy Barskiy
Title: Authorized Signatory

[Second Amendment Signature Page]

LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

	By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

By:	/s/ Jean-Marc Vauclair
Name: Jean-Marc Vauclair
Title: Authorized Signatory

[Second Amendment Signature Page]

LENDER:	BOKF NA DBA BANK OF TEXAS

	By:	/s/ Matt Chase
Name: Matt Chase Title: Vice President

[Second Amendment Signature Page]

LENDER:	WESTERN NATIONAL BANK

	By:	/s/ Jack Herndon
Name: Jack Herndon Title: Senior Vice President

[Second Amendment Signature Page]